DSI REALTY INCOME FUND XI
                     (A California Real Estate Limited Partnership)


BALANCE SHEETS(UNAUDITED)
SEPTEMBER 30, 2000 AND DECEMBER 31, 1999

                                        September 30,     December 31,
                                            2000             1999
ASSETS

CASH AND CASH EQUIVALENTS                $  614,425       $  399,760
PROPERTY, Net                             5,162,962        5,402,056
OTHER ASSETS                                 39,290           39,290

TOTAL                                    $5,816,677       $5,841,106

LIABILITIES AND PARTNERS' EQUITY (DEFICIT)

LIABILITIES                              $  359,295       $  315,341

PARTNERS' EQUITY:
     General Partners                       (35,092)         (34,409)
     Limited Partners                     5,492,474        5,560,174

  Total partners' equity                  5,457,382        5,525,765

TOTAL                                    $5,816,677       $5,841,106

See accompanying notes to financial statements(unaudited).

STATEMENTS OF INCOME (UNAUDITED)
FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2000 AND 1999


                                       September 30,     September 30,
                                           2000              1999


REVENUES:

Rental Income                            $  568,437        $  522,629
Interest                                      2,032             1,536
     Total revenues                         570,469           524,165

EXPENSES:

Operating                                   301,709           245,840
General and administrative                   26,047            28,450
     Total expenses                         327,756           274,290

INCOME BEFORE MINORITY INTEREST IN
INCOME OR REAL ESTATE JOINT VENTURES        242,713           249,875

MINORITY INTEREST IN INCOME OF
REAL ESTATE JOINT VENTURES                 (148,054)         (137,654)

NET INCOME                               $   94,659        $  112,221


AGGREGATE NET INCOME ALLOCATED TO:
    Limited partners                     $   93,712        $  111,099
    General partners                            947             1,122

TOTAL                                    $   94,659        $  112,221

NET INCOME PER LIMITED
   PARTNERSHIP UNIT                      $     4.69        $     5.55


LIMITED PARTNERSHIP UNITS
   USED IN PER UNIT CALCULATION              20,000            20,000

See accompanying notes to financial statements(unaudited).


STATEMENTS OF INCOME (UNAUDITED)
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2000 AND 1999


                                       September 30,     September 30,
                                           2000              1999


REVENUES:

Rental Income                           $1,626,651         $1,572,545
Interest                                     5,547              4,626
Total revenues                           1,632,198          1,577,171

EXPENSES:

Operating expenses                         838,953            777,231
General and administrative                 107,514            106,131
Total expenses                             946,467            883,362

INCOME BEFORE MINORITY INTEREST IN
INCOME OF REAL ESTATE JOINT VENTURES       685,731            693,809

MINORITY INTEREST IN INCOME
OF REAL ESTATE JOINT VENTURES             (148,054)          (137,654)

NET INCOME                                 537,677            556,155

AGGREGATE NET INCOME ALLOCATED TO:

Limited partners                           532,300            550,593
General partners                             5,377              5,562
TOTAL                                      537,677            556,155

NET INCOME PER LIMITED
PARTNERSHIP UNIT                            $26.62             $27.53

LIMITED PARTNERSHIP UNITS
USED IN PER UNIT CALCULATION                20,000             20,000

See accompanying notes to financial statements(unaudited).



STATEMENTS OF CHANGES IN PARTNERS' EQUITY (UNAUDITED)
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2000 AND 1999

                                      GENERAL        LIMITED
                                      PARTNERS       PARTNERS       TOTAL

BALANCE AT JANUARY 1, 1999            ($31,151)     $5,882,706   $5,851,555

NET INCOME                               5,562         550,593      556,155
DISTRIBUTIONS                           (6,060)       (600,000)    (606,060)

BALANCE AT SEPTEMBER 30, 1999         ($31,649)     $5,833,299   $5,801,650

BALANCE AT JANUARY 1, 2000            ($34,409)     $5,560,174   $5,525,765

NET INCOME                               5,377         532,300      537,677
DISTRIBUTIONS                           (6,060)       (600,000)    (606,060)

BALANCE AT SEPTEMBER 30, 2000         ($35,092)     $5,492,474   $5,457,382


See accompanying notes to financial statements(unaudited).

STATEMENTS OF CASH FLOWS (UNAUDITED)
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2000 AND 1999

                                    September 30,      September 30,
                                        2000               1999
                                                                              1995                       1994
CASH FLOWS FROM OPERATING ACTIVITIES:

Net income                             $ 537,677          $ 556,155

Adjustments to reconcile net
   income to net cash provided
   by operating activities:

     Depreciation                        239,094            159,396

     Changes in assets and
      	liabilities:

     Increase in other assets                  0             (1,436)
     Increase in liabilities              43,954             22,995

Net cash provided by
  operating activities                   820,725            737,110


CASH FLOWS FROM FINANCING ACTIVITIES -

     Distributions to partners          (606,060)          (606,060)

NET INCREASE CASH AND
   CASH EQUIVALENTS                      214,665            131,050

CASH AND CASH EQUIVALENTS:

     At beginning of period              399,760            393,912
     At end of period                  $ 614,425          $ 524,962


See accompanying notes to financial statements(unaudited).


DSI REALTY INCOME FUND XI
(A California Real Estate Limited Partnership)

NOTES TO FINANCIAL STATEMENTS (UNAUDITED)

1.   GENERAL

DSI Realty Income Fund XI (the "Partnership"), a limited partnership, has three general partners (DSI Properties, Inc., Robert J. Conway and
Joseph W. Conway) and limited partners owning 20,000 limited partnership units. The Partnership was formed under the California Uniform Limited Partnership Act for the primary purpose of acquiring and operating real estate.

The accompanying financial information as of September 30, 2000, and for the periods ended September 30, 2000, and 1999 is unaudited. Such financial information includes all adjustments which are considered necessary by the Partnership's management for a fair presentation of the results for the periods indicated.

2.   PROPERTY

As of September 30, 2000, the Partnership has purchased a 90% interest in a mini-storage facility in Whittier, California; an 85% interest in an existing mini-storage in Edgewater Park, New Jersey; a 90% interest in an existing mini-storage facility in Bloomingdale, Illinois; and a 75% interest in an existing mini-storage in Sterling Heights, Michigan from Dahn Corporation. The remaining percentages are owned by four California Limited Partnerships, of which Dahn Corporation is the General Partner.

As of September 30, 2000, the total property cost and accumulated depreciation are as follows:

        Land                                 $  1,894,250
        Buildings                               6,474,340
        Furniture and equipment                     7,594
        Total                                   8,376,184
        Less: Accumulated Depreciation        ( 3,213,222)
        Property - Net                       $  5,162,962


3.   NET INCOME PER LIMITED PARTNERSHIP UNIT

Net income per limited partnership unit is calculated by dividing the net income allocated to the limited partners by the number of limited partnership units outstanding during the period.